SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported) June 22, 2001
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                       INDEPENDENT FINANCIAL NETWORK, INC.
             (Exact name of registrant as specified in its charter)



             Oregon                                               93-0800253
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(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                    170 S. Second St., Coos Bay, Oregon 97420
                    -----------------------------------------
               (Address of principal executive offices) (ZIP Code)


        Registrant's telephone number, including area code (541) 267-5356
                                                           --------------



                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  CHANGES IN CONTROL OF REGISTRANT

On June 22, 2001 the registrant and its subsidiaries, Pacific State Bank, Independent Financial Network Bank, Lincoln Security Bank, Family Security Bank, McKenzie State Bank, Oregon State Bank and Alliance Technology, Inc., entered into an Agreement and Plan of Reorganization with Umpqua Holdings Corporation, an Oregon financial holding company, and its wholly owned subsidiary, Umpqua Bank, an Oregon chartered bank, pursuant to which the registrant will, contingent upon certain conditions, merge with and into Umpqua Holdings Corporation, with Umpqua Holdings Corporation to be the surviving entity. All IFN-affiliated subsidiary banks will simultaneously (and upon identical conditions) merge with and into Umpqua Bank, under the name Umpqua Bank. The material terms and conditions of the merger are set forth in the joint press release of the registrant and Umpqua Holdings Corporation dated June 22, 2001 and attached hereto as Exhibit 99.1.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

N/A

Item 3.  BANKRUPTCY OR RECEIVERSHIP

N/A

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

N/A

Item 5.  OTHER EVENTS

N/A

Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

N/A

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit           Description

99.1     Press Release dated June 22, 2001

Item 8.  CHANGES IN FISCAL YEAR

N/A.

Item 9.    SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

N/A.


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SIGNATURES
Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       INDEPENDENT FINANCIAL NETWORK, INC.



DATE: June 22, 2001               BY:  /s/ Ronald L. Farnsworth
                                       ----------------------------------------
                                       Ronald L. Farnsworth
                                       Chief Financial Officer




























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                                  Exhibit 99.1
                         Press Release of the Registrant
                                      dated
                                  June 22, 2001

         Press Release

UMPQUA HOLDINGS CORPORATION TO ACQUIRE
INDEPENDENT FINANCIAL NETWORK

IFN's Seven Community Banks Join Umpqua Bank Family

ROSEBURG, Ore. -- June 22, 2001 -- Umpqua Holdings Corporation (NASDAQ: UMPQ) will conduct a conference call today, June 22, at 8:30 a.m. PDT to discuss the acquisition of Independent Financial Network (NASDAQ: INFN). To participate, please call 1-888-693-8686, and enter conference ID number 1973231. (A Web presentation highlighting the details of the proposed acquisition agreement will be available online at www.evoke.com. Select "Join a Meeting" and enter the conference ID number.)

Umpqua Holdings Corporation, parent company of Umpqua Bank, announced today it has signed an agreement to acquire all 5,418,419 outstanding shares of Independent Financial Network (IFN), a multi-bank holding company based in Coos Bay with subsidiaries throughout Southwest Oregon.

"Our agreement with IFN reflects our objective to represent the best of both worlds in the banking industry," said Ray Davis, President and CEO of Umpqua Holdings. "We combine a philosophy geared to personal service, tailored offerings and the culture of smaller communities, while adding the financial strength and diverse services available only through a large and growing institution."

Upon approval of the agreement, IFN shareholders will receive a fixed exchange ratio of 0.827 shares of Umpqua Holdings common stock for each share of IFN stock held. Based on Umpqua's closing price on June 20, 2001 of $11.96 per share, this would equal $9.89 per share of IFN stock. The exchange will be tax-free and accounted for as a pooling-of-interests transaction.

IFN has granted to Umpqua Holdings an option to purchase 19.9 percent of its outstanding common stock under certain conditions. In conjunction with this agreement, Umpqua Holdings will also purchase the minority interests of shareholders in IFN's subsidiary banks Oregon State Bank and McKenzie State Bank for 223,821 shares of Umpqua Holdings Common Stock.

All IFN-affiliated banks will be merged into Umpqua Holdings subsidiary, Umpqua Bank. The combined banks will have assets of approximately $1.2 billion, deposits of approximately $1 billion and shareholders' equity of $115 million.

The Board of Directors of both Umpqua Holdings Corporation and IFN have unanimously approved the definitive agreement. Each Board of Directors of the individual IFN subsidiary banks has approved its respective plan of merger, with the exception of Oregon State Bank, which will complete due diligence as late as Tuesday, June 26. However, IFN, as controlling shareholder of all subsidiary banks, has committed to approve each plan of merger.

Completion of the transaction is expected by the end of 2001 and is subject to regulatory approval and the approval by the respective shareholders of both institutions. It is expected that the operational integration of the institutions will be completed during the first half of 2002.




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"IFN's network of community banks pride themselves on superior customer service and a commitment to their local communities, which reflects Umpqua's values as well," said William Haden, President and CEO of Umpqua Bank. "We are excited about the opportunities to enhance the strong relationships IFN has built with its customers and the growth potential for Umpqua Bank."

"Umpqua Bank's financial strength and long tradition of excellent community and customer service make this acquisition a winning deal for IFN's customers and shareholders," said Chuck Brummel, IFN's Chairman and CEO. "The agreement not only recognizes the value of IFN's network and the strength of our local relationships, it gives our banks, and their customers, additional financial leverage to invest in their local communities."

Under the acquisition agreement, Haden will continue to serve as President and CEO of Umpqua Bank. Brummel will assume the responsibilities of Executive Vice President of the bank. The Boards of Directors of IFN and of its affiliated banks will be dissolved, and two IFN directors will be added to the Board of Directors of Umpqua Holdings. Davis will continue to lead the combined enterprises as President and CEO of Umpqua Holdings.

Umpqua Holdings expects the acquisition to be accretive to earnings-per-share in 2002. One-time acquisition-related charges of approximately $5 million are anticipated during 2001. The pro forma market capitalization of Umpqua Holdings is expected to exceed $225 million.

The advisors on this transaction are D.A. Davidson & Company for Umpqua, and Ragen-MacKenzie for IFN.

Umpqua Bank, established in 1953 and headquartered in Roseburg, holds assets of $800 million and deposits of $687 million, as of March 31, 2001. Umpqua Bank has 28 stores and more than 50 ATM locations along the I-5 corridor from Ashland to Portland.

IFN was founded in 1983 as a holding company for the 82-year-old Security Bank, based in Coos Bay, and has grown to include several other community-based financial institutions. As of March 31, 2001, IFN held total assets of $389.6 million and deposits of $323.3 million. IFN's community banks and non-bank subsidiaries include:

     o Security Bank, with offices in Coos Bay, Coquille, Bandon, Myrtle Point and North Bend.
     o    Pacific State Bank, with offices in Reedsport and Lakeside.
     o    Lincoln Security Bank, with offices in Newport and Waldport.
     o    Family Security Bank, with one office in Brookings-Harbor.
     o    McKenzie State Bank, with one office in Springfield.
     o    Oregon State Bank, with one office in Corvallis.
     o Roseburg Community Banking Company, with offices in Roseburg and Winston.
     o Security Mortgage, with retail and wholesale mortgage lending offices in Coos Bay, Bend and Portland.
     o Alliance Technology, Inc., a data processing and IT consulting company with offices in Coos Bay and Portland.

                        ABOUT UMPQUA HOLDINGS CORPORATION

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 28 locations in six Oregon counties: Jackson, Josephine, Douglas, Lane, Marion, and Multnomah. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams and York, which has five locations around the state and offers brokerage


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services within Umpqua Bank. The Corporation is headquartered in Portland,
Oregon. For more information, visit www.umpquabank.com.

                                       ###

This press release includes forward-looking statements. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company's Form 10-K for the year ended December 31, 2000. These risk factors include, but are not limited to, the Company's ability to continue generating loans, the Company's ability to execute on its community-based retail banking strategy, and intense competition within the retail banking industry, which the Company believes will increase. Specific risks in this press release include the timing of the proposed acquisition, expected cost savings and other synergies following the acquisition, the actual amount of the acquisition related expenses and the market price of the company's common stock following the acquisition.

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